UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 18, 2011

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2011, the Board of the Directors (the “Board”) of Innovaro, Inc. (the “Company”) increased the size of the Board from four to five directors and, upon the recommendation of the Nominating and Corporate Governance Committee, elected Asa Lanum as a new director of the Company. Mr. Lanum was not appointed to any of the committees of the Board.

Mr. Lanum, age 63, has served as the Chief Executive Officer of the Company on an interim basis since August 2010. In addition to electing Mr. Lanum to the Board, the Board appointed him as the Company’s permanent Chief Executive Officer. In conjunction with such appointment, the Company agreed to pay Mr. Lanum an annual base salary of $325,000 and awarded him options to purchase 250,000 shares of the Company’s common stock with an exercise price of $2.40 per share (which was the closing price of the Company’s common stock on the date of grant). The Company has also agreed to pay his moving expenses to Tampa.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2011	INNOVARO, INC.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer